SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

Amendment No. 1 to
FORM 8-K/A

__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Original Filing: August 9, 2021

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯  ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯  ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯  ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯  ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events

This amendment is being filed to correct a typographical error in the original Item 8.01 disclosure regarding the number of shares issuable to the Plan Sponsor.  The corrected disclosure is:

●
Plan Sponsor Equity Investment. The Plan Sponsor and the Debtors shall negotiate and enter into an agreement (“Plan Sponsor Agreement”) for the terms and conditions of the issuance of the New ACY Shares. The Plan Sponsor Agreement shall provide that, at closing, AeroCentury will issue 2,857,143 New ACY Shares to the Plan Sponsor at a purchase price equal to $3.85 per share, for an aggregate purchase price of US$11 million. The New ACY Shares issuance would result in post-issuance pro forma ownership percentages of the AeroCentury common stock of (a) 64.89% held by the Plan Sponsor, and (b) 35.11% held by existing shareholders of AeroCentury on the Effective Date (the “Legacy ACY Shareholders”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 12, 2021
AEROCENTURY CORP.

By: /s/ Harold M. Lyons
Harold M. Lyons
Sr. Vice President & Chief Financial Officer